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                                                                    EXHIBIT 99.2

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                                SUPPORT AGREEMENT

                            DATED AS OF MAY 23, 2006

                                      AMONG

                           CASTLEWOOD HOLDINGS LIMITED

                             J. CHRISTOPHER FLOWERS

                                NIMROD T. FRAZER

                                       AND

                                  JOHN J. OROS

================================================================================

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                                SUPPORT AGREEMENT

      This SUPPORT AGREEMENT, dated as of May 23, 2006 (this "Agreement"), is among Castlewood Holdings Limited, a Bermuda company ("Parent"), and certain stockholders signatory hereto (each a "Stockholder", and collectively, the "Stockholders").

                                    RECITALS

      WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, CWMS Subsidiary Corp., a Georgia corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and The Enstar Group, Inc., a Georgia corporation (the "Company"), are entering into an Agreement and Plan of Merger (as the same may from time to time be amended, modified, supplemented or restated, the "Merger Agreement"; capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Merger Agreement) pursuant to which Merger Sub will be merged with and into the Company (the "Merger") upon the terms and subject to the conditions set forth therein;

      WHEREAS, each Stockholder is the owner of the number of shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") set forth opposite such Stockholder's name on Exhibit A attached hereto (the "Existing Subject Shares", and all Existing Subject Shares owned by the Stockholders, together with any other shares of capital stock of the Company acquired by the Stockholders after the date hereof and during the term of this Agreement, collectively, the "Subject Shares"); and

      WHEREAS, as an essential condition and inducement to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required that the Stockholders enter into this Agreement and the Stockholders have agreed to do so.

      NOW, THEREFORE, to induce Parent and Merger Sub to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                            VOTING OF SUBJECT SHARES

      Section 1.1 Agreement to Vote. From the date hereof until the termination of this Agreement in accordance with Section 5.1, except to the extent waived in writing by Parent, at any meeting of the stockholders of the Company, however called, or at any adjournment thereof, or in connection with any written consent of the stockholders of the

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Company or in any other circumstances upon which a vote, consent or other approval of all or some of the stockholders of the Company is sought, each Stockholder shall vote (or cause to be voted) all of its Subject Shares (a) in favor of (i) adoption of the Merger Agreement, (ii) approval of the Merger and
(iii) approval of the other transactions contemplated by the Merger Agreement and (b) against (i) any Takeover Proposal other than as contemplated by the Merger Agreement and (ii) any other transaction or proposal involving the Company or any of its Subsidiaries that would prevent, nullify, materially interfere with or delay the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Each Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

      Section 1.2 IRREVOCABLE PROXY. SOLELY FOR THE PURPOSE OF VOTING IN ACCORDANCE WITH SECTION 1.1 OF THIS AGREEMENT, EACH STOCKHOLDER HEREBY IRREVOCABLY GRANTS TO AND APPOINTS RICHARD HARRIS AND PAUL O'SHEA, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF PARENT, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF PARENT, AND EACH OF THEM INDIVIDUALLY, THE STOCKHOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION), FOR AND IN THE NAME, PLACE AND STEAD OF THE STOCKHOLDER, TO REPRESENT AND VOTE (BY VOTING AT ANY MEETING OF THE STOCKHOLDERS OF THE COMPANY OR BY WRITTEN CONSENT IN LIEU THEREOF) WITH RESPECT TO THE SUBJECT SHARES OWNED OR HELD BY SUCH STOCKHOLDER REGARDING THE MATTERS REFERRED TO IN SECTION 1.1 (IF, BUT ONLY IF, SUCH STOCKHOLDER FAILS TO VOTE AS SET FORTH IN SECTION 1.1) UNTIL THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH SECTION 5.1, TO THE SAME EXTENT AND WITH THE SAME EFFECT AS THE STOCKHOLDER MIGHT OR COULD DO UNDER APPLICABLE LAW, RULES AND REGULATIONS. THE PROXY GRANTED PURSUANT TO THIS SECTION 1.2 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. EACH STOCKHOLDER WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY. EACH STOCKHOLDER HEREBY REVOKES ANY AND ALL PREVIOUS PROXIES OR POWERS OF ATTORNEY GRANTED WITH RESPECT TO ANY OF THE SUBJECT SHARES OWNED OR HELD BY SUCH STOCKHOLDER REGARDING THE MATTERS REFERRED TO IN SECTION 1.1.

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                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDERS

      Each Stockholder, severally and not jointly, represents and warrants to Parent (as to such Stockholder only) as follows:

      Section 2.1 Authority. The Stockholder has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Stockholder.

      Section 2.2 No Conflicts; Required Filings and Consents. Neither the execution and delivery of this Agreement nor compliance with the terms hereof by the Stockholder will (a) violate, conflict with or result in a breach, or constitute a default under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement binding the Stockholder or its properties or assets or (b) except for filings with the SEC and the applicable requirements of state securities or "blue sky" laws, state takeover laws and the pre-merger notification requirements of the HSR Act, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay the performance by the Stockholder of any of its obligations under this Agreement.

      Section 2.3 Ownership of the Subject Shares. The Stockholder is the record or beneficial owner of its Existing Subject Shares, free and clear of any mortgage, lien, pledge, charge, encumbrance, security interest or other adverse claim. As of the date hereof, the Stockholder does not own, of record or beneficially, any shares of outstanding capital stock of the Company other than its Existing Subject Shares. The Stockholder has (a) sole power of disposition,
(b) sole voting power (to the extent such securities have voting power) and (c) sole power to demand dissenter's or appraisal rights, in each case with respect to all of its Existing Subject Shares and with no restrictions on such rights. None of the Stockholder's Existing Subject Shares is subject to any agreement, arrangement or restriction with respect to the voting of such Existing Subject Shares, except as contemplated by this Agreement. There are no agreements or arrangements of any kind, contingent or otherwise, obligating the Stockholder to Transfer or cause to be Transferred any of its Existing Subject Shares, and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Existing Subject Shares.

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                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                    OF PARENT

      Parent represents and warrants to each Stockholder as follows:

      Section 3.1 Authority. Parent has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Parent.

      Section 3.2 No Conflicts; Required Filings and Consents. Neither the execution and delivery of this Agreement nor compliance with the terms hereof by Parent will (a) violate, conflict with or result in a breach, or constitute a default under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement binding on Parent or Parent's property or assets or (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay the performance by Parent of any of its obligations under this Agreement.

                                   ARTICLE IV
                    ADDITIONAL COVENANTS OF THE STOCKHOLDERS

      Section 4.1 No Transfer of Subject Shares. Each Stockholder agrees, while this Agreement is in effect, not to (i) sell, transfer, assign, grant a participation interest in or option for, pledge, hypothecate or otherwise dispose of or encumber (each, a "Transfer"), or enter into any agreement, contract or option with respect to the Transfer of, any of its Subject Shares, other than pursuant to the Merger Agreement, (ii) grant any proxies or powers of attorney, deposit any of its Subject Shares into any voting trust or enter into any voting arrangement, whether by proxy, power of attorney, voting agreement or otherwise, with respect to any of its Subject Shares, other than pursuant to this Agreement, (iii) take any other action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement or (iv) commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, the restriction on Transfers set forth in clause (i) of the preceding sentence shall not apply to a Transfer
(a) to a trust under which distributions may be made only to such Stockholder or his or her immediate family members, (b) to a charitable remainder trust, the income from which will be paid to such Stockholder during his or her life, or
(c) to a corporation, partnership, limited liability company or other entity, all of the equity interests in which are held by such Stockholder and his or her immediate family members, provided in the case of the foregoing clauses (a) -
(c) that such Stockholder has

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sole record ownership and control of the entity referred to and such entity agrees to be bound by this Agreement.

      Section 4.2 Additional Securities.

            (a) In the event any Stockholder becomes the legal or beneficial owner of (i) any additional shares of capital stock or other securities of the Company, (ii) any securities which may be converted into or exchanged for such shares or other securities or (iii) any securities issued in replacement of, or as a dividend or distribution on, or otherwise in respect of, such shares or other securities (collectively, "Additional Securities"), then the terms of this Agreement shall apply to any of such Additional Securities and such Additional Securities shall be considered Subject Shares for purposes hereof.

            (b) Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any Person to which legal or beneficial ownership of the Subject Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's heirs, guardians, administrators or successors and their respective successors or assigns. Notwithstanding any Transfer of the Subject Shares, the transferor shall remain liable for the performance of all obligations of such transferor under this Agreement.

      Section 4.3 Stockholder Capacity. Each Stockholder enters into this Agreement solely in its respective capacity as the record and beneficial owner of its Subject Shares. Nothing contained in this Agreement shall limit the rights and obligations of any Stockholder in its respective capacity as a director or officer of the Company, and the agreements set forth herein shall in no way restrict any director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of the Company.

                                   ARTICLE V

                                  MISCELLANEOUS

      Section 5.1 Termination. This Agreement shall terminate upon the earlier of (a) the Effective Time, (b) the date on which the Board of Directors of the Company has effected a Change in the Company Recommendation pursuant to the Merger Agreement and at least two (2) of the three (3) Stockholders have elected by written notice to Parent to terminate this Agreement; provided, that the first Stockholder electing to terminate this Agreement in accordance with this subsection shall continue to be fully bound by all of the provisions of this Agreement unless and until a second Stockholder elects to terminate this Agreement in accordance with this subsection, (c) the termination of the Merger Agreement in accordance with its terms and (d) January 31, 2007. Upon

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termination of this Agreement in accordance with this Section 5.1, this
Agreement shall become null and void and of no effect with no liability on the part of any party hereto; provided, however, that no such termination shall relieve any party from liability for any breach hereof prior to such termination.

      Section 5.2 Non-Survival. None of the representations, warranties, covenants and other agreements in this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time.

      Section 5.3 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to its principles and rules of conflict of laws to the extent such principles or rules would require the application of the law of another jurisdiction.

      Section 5.4 Jurisdiction. Each of the parties hereto consents to submit itself to the personal jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in such district in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement.

      Section 5.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THIS AGREEMENT.

      Section 5.6 Specific Performance. Each Stockholder acknowledges and agrees that (a) the covenants, obligations and agreements of the Stockholder contained in this Agreement relate to special, unique and extraordinary matters, (b) Parent is and will be relying on such covenants, obligations and agreements in connection with entering into the Merger Agreement and the performance of Parent's obligations under the Merger Agreement and (c) a violation of any of the covenants, obligations or agreements of the Stockholder contained in this Agreement will cause Parent irreparable injury for which adequate remedies are not available at law. Therefore, each Stockholder agrees that Parent shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain the Stockholder from committing any violation of such covenants, obligations or agreements.

      Section 5.7 Amendment, Waivers, etc. Neither this Agreement nor any term hereof may be amended other than by an instrument in writing signed by Parent and each Stockholder. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

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

      Section 5.8 Assignment; No Third Party Beneficiaries. This Agreement shall not be assignable or otherwise transferable by a party without the prior consent of the other parties, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect. This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

      Section 5.9 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

      Section 5.10 Notices. All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by overnight courier service or by telecopy (so long as for notices or other communications sent by telecopy, the transmitting telecopy machine records electronic conformation of the due transmission of the notice), at the following address or telecopy number, or at such other address or telecopy number as a party may designate to the other parties:

           (A) if to Parent to:

               Castlewood Holdings Limited
               P.O. Box HM 2267
               Windsor Place, 3rd Floor
               18 Queen Street
               Hamilton HM JX
               Bermuda
               Fax:  (441) 292-6603
               Attention:  Paul O'Shea

               with a copy to:

               Drinker Biddle & Reath LLP
               One Logan Square
               18th and Cherry Streets
               Philadelphia, PA  19103
               Fax:  (215) 988-2757
               Attention:  Daniel W. Krane, Esq.

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

           (B) if to the Stockholders to:

               J. Christopher Flowers
               717 Fifth Avenue
               26th Floor
               New York, NY 10022
               Fax: (646) 349-4891
               Attention: J. Christopher Flowers

               Nimrod T. Frazer
               The Thompson House
               401 Madison Avenue
               Montgomery, Alabama 36104
               Fax:  (334) 834-2530
               Attention:  Nimrod T. Frazer

               John J. Oros
               717 Fifth Avenue
               26th Floor
               New York, NY 10022
               Fax:  (646) 349-4897
               Attention:  John J. Oros

             with a copy to:

               Debevoise & Plimpton LLP
               919 Third Avenue
               New York, NY 10022
               Fax:   (212) 909-6836
               Attention:  Robert F. Quaintance, Jr., Esq.

      Section 5.11 Severability. If any term or provision of this Agreement is held to be invalid, illegal, incapable of being enforced by any rule of law, or public policy, or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

      Section 5.12 Integration. This Agreement, the Merger Agreement and the Parent Recapitalization Agreement constitute the full and entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all other prior understandings or agreements among the parties relating to the subject matter hereof.

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      Section 5.13 Section Headings. The article and section headings of this
Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      Section 5.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  [Remainder of page intentionally left blank.]

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

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.

                           CASTLEWOOD HOLDINGS LIMITED

                           By:  /s/ R.J. HARRIS
                              -----------------------------------------------
                              Name:  R.J. Harris
                              Title: Chief Financial Officer

                           J. CHRISTOPHER FLOWERS

                           By:  /s/ J. CHRISTOPHER FLOWERS
                              -----------------------------------------------
                              Name:   J. Christopher Flowers
                              Title:

                           NIMROD T. FRAZER

                           By:  /s/ NIMROD T. FRAZER
                              -----------------------------------------------
                              Name:  Nimrod T. Frazer
                              Title: Chairman and CEO

                           JOHN J. OROS

                           By:  /s/ JOHN J. OROS
                              -----------------------------------------------
                              Name:  John J. Oros
                              Title: Director

                                                                       EXHIBIT A
                                                            TO SUPPORT AGREEMENT

                              Certain Stockholders

                    Number of                           Number of Shares
                    Shares of       Percentage of              of             Percentage of
     Name of         Company       Total Outstanding         Company        Total Beneficially
   Stockholder       Common           Shares of           Common Stock       Owned Shares of
                     Stock             Company            Beneficially          Company
                    Owned and       Common Stock*             Owned            Common Stock+
                    Outstanding
----------------    -----------    -----------------    ----------------    ------------------
J. Christopher       1,221,555         21.27%              1,226,070            21.33%
Flowers

Nimrod T. Frazer       305,001          5.31%                435,001             7.41%

John J. Oros           200,000          3.48%                450,000             7.51%

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*     Calculated by dividing the number of shares owned and outstanding by
      5,742,909 shares outstanding.

+ Calculated by dividing the number of shares beneficially owned by the sum of 5,742,909 shares outstanding and the options and/or deferred units held by such Stockholder.

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